EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Company Contact:
Neil Berkman	Daniel Greenberg
Berkman Associates	Chairman & CEO
(310) 826-5051	Electro Rent Corporation
info@BerkmanAssociates.com	(818) 786-2525
Electro Rent Corporation Completes Acquisition of
Rush Computer Rentals, Inc.
     VAN NUYS, CALIFORNIA, January 31, 2006 — Electro Rent Corporation (NASDAQ:ELRC) announced today that it has completed its previously announced acquisition of Rush Computer Rentals, Inc. (“Rush Computer”). Rush Computer, a private company headquartered in Wallingford, Connecticut, generated revenue of approximately $10 million over the past twelve months from the rental and sale of a wide range of personal computers and related equipment to customers located primarily in the Northeast United States.
     Electro Rent paid approximately $9.5 million in cash for Rush Computer, and agreed to an earnout based on the achievement of certain specified financial parameters.
     “The acquisition of Rush Computer significantly expands Electro Rent’s presence in the key Northeast United States market,” said Daniel Greenberg, Chairman and Chief Executive Officer of Electro Rent. “This acquisition continues our efforts to leverage our resources and financial infrastructure by expanding our operations in existing and new markets.”
About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.
“Safe Harbor” Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward- looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.
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